UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 13, 2011
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COMMAND SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

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New York	0-18684	14-1626307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lexington Park Lagrangeville, New York
(Address of Principal Executive Offices)

(845) 454-3703
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 13, 2011, Command Security Corporation (the “Company”) held its annual meeting of shareholders. Set forth below for each matter voted upon, are the number of votes cast for, against or withheld, as well as the number of any abstentions and broker non-votes as to each such matter.

1. Election of Directors.

The following individuals were each elected as a Class I director to serve a two-year term expiring at the annual meeting in 2013 by the affirmative vote of a plurality of the aggregate voting power of the shares of outstanding common stock present, in person or represented by proxy, and entitled to vote at the meeting.  The voting results for this matter are as follows:

	For	Withhold	Broker Non-Votes
Peter T. Kikis	4,274,081	534,900	5,086,649
Martin C. Blake, Jr.	4,274,881	534,100	5,086,649
Janet L. Steinmayer	4,279,693	529,288	5,086,649

2. Ratification of Appointment of Independent Registered Public Accountants.

The selection of D'Arcangelo & Co., LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012, was ratified by the affirmative vote of a majority of the shares of outstanding common stock present, in person or represented by proxy, and entitled to vote at the meeting.  The voting results for this matter are as follows:

For	Against	Abstain	Broker Non-Votes
9,759,218	133,508	2,904	-

3. Authorization of the Amendment to the Certificate of Incorporation to effect a Reverse Stock Split of the Company's Common Stock at a Ratio of One-for-Ten.

The proposal for the authorization of an amendment to the Company’s certificate of incorporation to effect a one-for-ten reverse stock split did not win approval because a majority of all shares of common stock outstanding and entitled to vote on the proposal did not vote in favor of the proposal.

For	Against	Abstain	Broker Non-Votes
3,757,002	1,051,278	701	5,086,649

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

Date: September 15, 2011	By:	/s/ Barry Regenstein
Name: Barry Regenstein
Title: President and Chief Financial Officer